Exhibit 2
Assignment
     This Assignment is entered into as of May 9, 2007 by Moyes Children’s Limited Partnership (the “MCLP”) and agreed and accepted as of the same date by TODD MOYES TRUST dated April 27, 2007, HOLLIE MOYES TRUST dated April 27, 2007, CHRIS MOYES TRUST dated April 27, 2007, LYNDEE MOYES NESTER TRUST dated April 27, 2007, MARTI LYN MOYES TRUST dated April 27, 2007, MICHAEL J. MOYES TRUST dated April 27, 2007 (each individually a “Trust” and collectively the “Trusts”). All capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Rollover Letter (as defined below).
     WHEREAS, the MCLP is a party to that certain Rollover Equity Commitment Letter, dated as of January 19, 2007, (the “Rollover Letter”), entered into in furtherance of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Saint Corporation, a Nevada corporation (“Parent”), Saint Acquisition Corporation, a Nevada corporation, and Swift Transportation Co., Inc, a Nevada corporation (“Swift”), dated January 19, 2007, and amended as of January 23, 2007;
     WHEREAS, pursuant to the terms of the Rollover Letter, the MCLP has agreed to contribute all of its shares of common stock (“Swift Common Stock”) of Swift to Parent in exchange for shares of common stock of Parent;
     WHEREAS, in connection with the transaction contemplated by the Merger Agreement, the MCLP has determined to distribute its shares of Swift Common Stock to the Trusts in accordance with Schedule A; and
     WHEREAS, pursuant to the terms of the Rollover Letter, the MCLP is permitted to assign its rights and obligations under the Rollover Letter to the Trusts.
     NOW, THEREFORE, intending to be legally bound hereby, MCLP and the Trusts hereby agree as follows:
     Pursuant to the terms of the Rollover Letter, the MCLP hereby assigns to each Trust its rights and obligations under the Rollover Letter with respect to the shares of Common Stock set forth opposite each Trust’s name on Schedule A.

     IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be duly executed as of the day and year first written above.

MOYES CHILDREN’S LIMITED PARTNERSHIP

By:	/s/ Michael J. Moyes

Name:	Michael J. Moyes
Title:	General Partner
Agreed and Accepted as of May 9, 2007:

TODD MOYES TRUST dated April 27, 2007

By:	/s/ Michael J. Moyes

Name:	Michael J. Moyes
Title:	Trustee

HOLLIE MOYES TRUST dated April 27, 2007

By:	/s/ Michael J. Moyes

Name:	Michael J. Moyes
Title:	Trustee

CHRIS MOYES TRUST dated April 27, 2007

By:	/s/ Michael J. Moyes

Name:	Michael J. Moyes
Title:	Trustee

LYNDEE MOYES NESTER TRUST dated April 27, 2007

By:	/s/ Michael J. Moyes

Name:	Michael J. Moyes
Title:	Trustee

MARTI LYN MOYES TRUST dated April 27, 2007

By:	/s/ Michael J. Moyes

Name:	Michael J. Moyes
Title:	Trustee

MICHAEL J. MOYES TRUST dated April 27, 2007

By:	/s/ Lyndee Moyes Nester

Name:	Lyndee Moyes Nester
Title:	Trustee

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